Exhibit 10.21

EXECUTION VERSION

REGISTRATION RIGHTS ADDENDUM

THIS REGISTRATION RIGHTS ADDENDUM (this “Addendum”) is made and entered into as of May 4, 2011 by and among Taomee Holdings Limited, a company incorporated under the laws of the Cayman Islands (the “Company”), and Saban Media Ventures LLC (the “Transferee”).

RECITALS

WHEREAS, the Persons (as defined below) set forth in Schedule A, who are each a founder of the Company, and the Transferee have entered into a share purchase agreement dated as of the date hereof (the “SPA”);

WHEREAS, the Company is party to that certain Shareholders Agreement dated as of May 6, 2009 (as amended and supplemented from time to time, the “Shareholders Agreement”);

WHEREAS, the Company believes it is in its best interest to grant certain registration rights to the Transferee in connection with the SPA pursuant to the terms and conditions set forth herein; and

WHEREAS, the Company believes it is in its best interest to grant the Transferee a right to designate an observer to the board of directors of the Company (the “Board”) in connection with the SPA pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto further agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.1 Definitions. Capitalized terms that are not defined in this Addendum shall have the meanings ascribed to such terms in the Shareholders Agreement. As used in this Addendum, the following terms shall have the following meanings:

“Business Day” means any weekday that the banks in the City of New York, Shanghai and Hong Kong are generally open for business.

“Ordinary Shares” means ordinary shares, par value US$0.00002 per share, of the Company.

“Closing” means the closing of the IPO.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“IPO” means the Company’s initial public offering.

“Lock-up Agreement” means such Lock-up Agreement with respect to the Registrable Securities in connection with the IPO by the Transferee and any permitted successor or assign.

“Person” means any natural person, corporation, limited liability company, joint stock company, joint venture, partnership, enterprise, trust, unincorporated organization or any other entity or organization.

“Qualified Holders” means the Transferee, or any of its permitted transferees and assigns, who each holds more than one percent (1%) of the outstanding voting power of the Company.

“Registrable Securities” means (i) the Ordinary Shares received or to be received by the Transferee on the date of Closing or as soon as reasonably practicable thereafter in accordance with the SPA, (ii) any Ordinary Shares or other securities of the Company that may be subsequently issued or issuable with respect to the shares referenced in clause (i) as a result of a share split, share combination or consolidation, recapitalization, reclassification, dividend, sale, transfer or assignment or other similar events in relation to the shares of the Company, in each case, as permitted under this Addendum; and (iii) any depositary shares issued by an institutional depositary upon deposit of any of the foregoing; provided, however, that the Registrable Securities shall cease to be such when (a) a registration statement with respect to the sale thereof shall have become effective under the Securities Act or analogous statute of another jurisdiction and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been transferred pursuant to Rule 144 (or any successor provision) under the Securities Act, (c) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration of such distribution under the Securities Act, (d) they shall have ceased to be outstanding, (e) they shall have been transferred in a transaction not subject to the registration requirements of the Securities Act in which the transferor’s rights pursuant to Section 2.2 hereof shall not have been assigned to the transferee; or (f) they are distributable in a single sale without any limitation as to volume pursuant to Rule 144 under the Securities Act after the date that is the eighteenth (18th) month anniversary of the expiration of the lock-up period set forth in the applicable Lock-up Agreement.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Section 1.2 Other Interpretive Provisions. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Addendum shall refer to this Addendum as a whole and not to any particular provision of this Addendum, and Section, Schedule and Exhibit references are to this Addendum unless otherwise specified. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

ARTICLE II.

REGISTRATION RIGHTS

Section 2.1 Registration Rights.

(a) After the expiration of the lock-up period set forth in the applicable Lock-up Agreement, the Company agrees that, subject to the terms herein, each Qualified Holder may include any Registrable Security held by such Qualified Holder in any registration effected pursuant to Section 9.3 through Section 9.5 of the Shareholders Agreement as if it were a Holder thereunder.

(b) After the expiration of the lock-up period set forth in the applicable Lock-up Agreement, the Company agrees that, subject to the terms herein, should any shareholder (each, a “Demand Shareholder”) of the Company decide to exercise a demand registration right under the Shareholder Agreement or any agreement between the Company and such Demand Shareholder other than the Shareholders Agreement (each, a “Standalone Registration Rights Agreement”), the Company shall notify each Qualified Holder in writing of such demand, provide such Qualified Holder a copy of such Standalone Registration Rights Agreement, as applicable, and afford such Qualified Holder an opportunity to include in such demand all of the Registrable Securities then held by such Qualified Holder as if it were such Demand Shareholder.

(c) For the avoidance of doubt, the calculation of Registrable Securities (or the equivalent term under any Standalone Registration Rights Agreement, as the case may be) under the Shareholders Agreement and any Standalone Registration Rights Agreement shall include the Registrable Securities hereunder.

Section 2.2 Restrictions and Limitations.

(a) Except as expressly set forth herein, each Qualified Holder hereby agrees to be bound by all notice requirements, and such other limitations and restrictions as set forth in Article 9 of the Shareholders Agreement as if it were a Holder thereunder, including with limitation Section 9.3 through Section 9.6, Section 9.8, Section 9.9, Section 9.12 and Section 9.13 of the Shareholders Agreement. Notwithstanding anything contained in Section 9.4 of the Shareholders Agreement to the contrary, each Qualified Holder shall be afforded an opportunity to include in any registration statement under Section 9.3 of the Shareholders Agreement all of the Registrable Securities then held by such Qualified Holder.

(b) Any exercise by a Qualified Holder of its rights under Section 2.1(b) shall be subject to the relevant provisions applicable to a Demand Shareholder under the relevant Standalone Registration Rights Agreement, including without limitation any notice requirement, restriction or limitation, under such Standalone Registration Rights Agreement.

Section 2.3 Obligations of the Company. The Company hereby agrees to be bound by Section 9.6, Section 9.7, Section 9.9 and Section 9.14 of the Shareholders Agreement and the equivalent provisions thereof under any Standalone Registration Rights Agreement with respect to, as applicable, each Qualified Holder and the Registrable Securities hereunder, as if such Qualified Holder were a Holder under the Shareholders Agreement (or the equivalent term under any Standalone Registration Rights Agreement, as the case may be).

Section 2.4 Notwithstanding the foregoing, the Company shall have no obligations pursuant to Section 2.1 or Section 2.3 with respect to any Registrable Securities proposed to be sold by a Qualified Holder in a registered public offering (i) upon the closing of a trade sale with respect to such Registrable Securities, (ii) upon the later to occur of (x) the date after the eighteenth (18th) month anniversary of the expiration of the lock-up period set forth in the applicable Lock-up Agreement, and (y) with respect to any Qualified Holder, where all shares of such Qualified Holders are eligible to be sold without restriction under Rule 144 within any 90-day period, or (iii) a breach under Section 3.3(a) hereof has occurred and is continuing for so long as such breach is not cured.

ARTICLE III.

BOARD OBSERVER

Section 3.1 Designation. For a period of eighteen (18) months from the Closing, the Transferee shall be entitled to designate in its sole discretion one individual (which it may replace in its sole discretion upon written notice to the Company), and one alternate individual to act in his/her absence, to attend all meetings of the Board as an observer (each, a “Board Observer”); provided that (a) the Transferee owns all of the Ordinary Shares received by the Transferee in accordance with the SPA, (b) no breach has occurred and is continuing under Section 3.3(a) hereof, and (c) such Board Observer may be excluded from all or any portion of a meeting that could reasonably result in the loss of attorney-client privilege in relation to the Company or its subsidiaries. For the avoidance of doubt, no such Board Observer shall be permitted to attend any meeting of any committee of the Board. Each Board Observer shall be entitled to receive all notices and written materials provided to the Board including, but not limited to, Board meeting agendas, presentations and analyses, which are provided to the Board.

Section 3.2 No Voting. No Board Observer shall be entitled to any voting rights.

Section 3.3 Non-Solicitation. For so long as Transferee is entitled to designate a Board Observer and a two (2) year period thereafter,

(a) Transferee agrees that Transferee shall not, whether on its own behalf or on behalf of another person, solicit, attempt to hire or hire any person who is at that time, or was during the six (6) months prior thereto, an employee of the Company or, induce or encourage any employee of the Company to terminate or reduce his or her employment with the Company; and

(b) The Company agrees that the Company shall not, whether on its own behalf or on behalf of another person, solicit, attempt to hire or hire any person who is at that time, or was during the six (6) months prior thereto, an employee of the Transferee or Saban Brands LLC (“Saban Brands”) or, induce or encourage any employee of the Transferee or Saban Brands to terminate or reduce his or her employment with the Transferee or Saban Brands.

ARTICLE IV.

GENERAL PROVISIONS

Section 4.1 Effective Date. This Addendum shall not be deemed effective until the Company has received consent of the Board and relevant shareholders to the execution, delivery of this Addendum and the performance of the rights and obligations hereunder.

Section 4.2 Press Release. The Transferee may not issue any public announcement without the prior written consent of the Company.

Section 4.3 Binding Effect; Assignment.

(a) This Addendum shall be binding upon and shall be enforceable by each party, its successors and permitted assigns. Except as provided in Section 4.3, no party may assign any of its rights or obligations hereunder without the prior written approval of the other parties.

(b) This Addendum and the rights hereunder may be assigned or transferred by the Transferee (or any assignee or transferee permitted hereunder) to any transferee or assignee of any of the Registrable Securities held by the Transferee (or such assignee or transferee); provided, that (x) the Company is, within a reasonable time prior thereto, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such rights are being assigned, (y) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Section 4.3 and the terms and conditions of each Section of this Addendum with respect to which any rights are being assigned thereto under this clause and (z) such transferee or assignee will qualify as a Qualified Holder hereunder. From the time of such transfer or assignment, for all purposes of each Section of this agreement with respect to which rights are assigned thereto under this clause, such transferee or assignee shall be treated as a “Transferee” and a “Qualified Holder.”

Section 4.4 Amendment. This Addendum may not be amended, modified or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

Section 4.5 Waiver. Any of the terms or conditions of this Addendum which may be lawfully waived may be waived in writing at any time by each party entitled to the benefits thereof. Any waiver of any of the provisions of this Addendum by any party hereto shall be binding only if set forth in an instrument in writing signed on behalf of such party. No failure to enforce any provision of this Addendum shall be deemed to or shall constitute a waiver of such provision and no waiver of any of the provisions of this Addendum shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

Section 4.6 Notices. Any notice, demand, or communication required or permitted to be given by any provision of this Addendum shall be deemed to have been sufficiently given or served for all purposes if (i) personally delivered, (ii) sent by a nationally recognized overnight courier service to the recipient or (iii) delivered by facsimile which is confirmed in writing by sending a copy of such facsimile to the recipient thereof pursuant to clause (i) or (ii) above. Except as otherwise provided herein, any notice under this Addendum will be deemed to have been given (x) on the date such notice is personally delivered or delivered by facsimile or (y) the next succeeding Business Day after the date such notice is delivered to the overnight courier service if sent by overnight courier; provided, that in each case notices received after 4:00 p.m. (local time of the recipient) shall be deemed to have been duly given on the next Business Day.

Section 4.7 Complete Agreement. This Addendum, the Shareholders Agreement, and the other documents and writings referred to herein or delivered pursuant hereto contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and thereof. To the extent of any conflict between any provision herein, and any provision in the Shareholders Agreement, the provisions herein shall prevail.

Section 4.8 Counterparts. This Addendum may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

Section 4.9 Severability. Any provision of this Addendum that is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Addendum invalid, illegal or unenforceable in any other jurisdiction.

Section 4.10 Governing Law. Except with respect to the references to the Exchange Act and the Securities Act, this Addendum shall be governed by and construed in accordance with the laws of the Hong Kong Special Administrative Region of the PRC without giving effect to any choice of law rule.

Section 4.11 Dispute Resolution. Section 16.14 of the Shareholders Agreement shall apply mutatis mutandis to the parties hereto.

Section 4.12 Consents. No consent, approval or authorization (each, an “Authorization”), including, any Authorization under the Shareholders Agreement of the Company dated May 6, 2009, of or with any shareholder of the Company, the Board or any other person, is required in connection with the execution, delivery or performance by, or enforcement against, the Company of this Addendum or the rights granted to the Transferee hereunder by this Addendum, except (i) such Authorizations as have already been obtained or (ii) as otherwise provided in this Addendum.

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IN WITNESS WHEREOF the parties hereto have caused their duly authorized representatives to execute this Addendum as of the first date written above.

COMPANY:

TAOMEE HOLDINGS LIMITED

By:	/s/ Benson Haibing Wang
	Name:	Benson Haibing Wang
Title:

IN WITNESS WHEREOF the parties hereto have caused their duly authorized representatives to execute this Addendum as of the first date written above.

TRANSFEREE:

SABAN MEDIA VENTURES LLC

By:	/s/ Adam Chesnoff
	Name:	Adam Chesnoff
Title:

SCHEDULE A

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